                                                                    Exhibit 99.1

Services Acquisition Corp. International Announces Record Date

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--July 20, 2006--The Board of
Directors of Services Acquisition Corp. International (AMEX:SVI) (AMEX:SVI.U)
(AMEX:SVI.WT) ("SACI") has fixed the close of business on July 28th, 2006, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the special meeting of stockholders, and at any adjournment thereof, relating to the proposed merger between Jamba Juice
Company ("Jamba Juice") by SACI pursuant to which Jamba Juice will become a wholly-owned subsidiary of SACI ("Special Meeting") and such other proposals as disclosed in the proxy materials relating to the Special Meeting. The setting of a record date provides no assurance that the SEC will finalize its review in a timely manner or that the merger will occur. The Special Meeting is expected to be held as soon as possible within 60 days of the Record Date.

    A list of stockholders entitled to vote at the Special Meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during regular business hours for a period of ten calendar days before the
Special Meeting at SACI's offices at 401 East Olas Boulevard, Suite 1140, Fort
Lauderdale, Florida 33301, and at the time and place of the Special Meeting during the duration of such meeting.

    About Jamba Juice

    Jamba Juice is the category-defining leader in healthy blended beverages, juices, and good-for-you snacks. Founded in 1990 in California, today Jamba
Juice has more than 550 company and franchised stores in 25 states nationwide with 9,000 employees. For the nearest location or a complete menu including new
All Fruit Smoothies, please call: 1-866-4R-FRUIT or visit the website at
http://www.jambajuice.com

    About SVI

    SVI is a blank check company that was formed for the specific purpose of consummating a business combination. SVI raised net proceeds of approximately
$127 million through its initial public offering consummated in July 2005 and prior to the merger agreement with Jamba Juice had dedicated its time to seeking and evaluating business combination opportunities. The management of SVI includes former executives from organizations such as Blockbuster Entertainment
Group, AutoNation and Boca Resorts.

    Forward-looking Statements

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about SACI, Jamba Juice and the proposed merger. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of SACI's and Jamba Juice's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:
the failure of SACI's stockholders to approve the plan and agreement of merger and the transactions contemplated thereby; the number and percentage of SACI stockholders voting against the proposed merger; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Jamba Juice is engaged; demand for the products and services that Jamba Juice provides, general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in SACI's filings with the Securities and Exchange
Commission. The information set forth herein should be read in light of such risks. Neither SACI nor Jamba Juice assumes any obligation to update the information contained in this press release.

    Additional Information and Where to Find It

    In connection with the proposed merger and related proposals that will be voted on at the Special Meeting, SACI has filed a preliminary proxy statement, as amended, with the Securities and Exchange Commission that is pending SEC approval; a final proxy statement will be mailed to the stockholders of SACI who are stockholders as of the Record Date. SACI's stockholders are urged to read the proxy statement and other relevant materials as they become available as they will contain important information about the merger with Jamba Juice and the related proposals. SACI stockholders will be able to obtain a free copy of such filings at the Securities and Exchange Commission's internet site
(http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to SACI, 401 East Las Olas Boulevard, Suite 1140,
Fort Lauderdale, Florida 33301.

    SACI and its officers and directors may be deemed to have participated in the solicitation of proxies from SACI's stockholders in favor of the approval of the merger and related private placement financing. Information concerning
SACI's directors and executive officers is set forth in the publicly filed documents of SACI. Stockholders may obtain more detailed information regarding the direct and indirect interests of SACI and its directors and executive officers in the acquisition and related private placement financing by reading the preliminary and definitive proxy statements regarding the merger and private placement financing, which will be filed with the SEC.

    CONTACT: For SACI, Fort Lauderdale
             Boardroom Communications, Inc.
             Julie Silver, 954-370-8999
             or

             For Jamba Juice
             Integrated Corporate Relations
             Don Duffy, 203-682-8200
             investors@jambajuice.com